UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

Service Corporation International
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission File Number)	74-1488375 (I.R.S. Employer Identification Number)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip code)
(713) 522-5141 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 12, 2014, Service Corporation International (the “Company”), a Texas corporation, issued $550 million aggregate principal amount of its 5.375% Senior Notes due 2024 (the “Notes”) pursuant to the indenture dated as of February 1, 1993 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee, as supplemented by the Twelfth Supplemental Indenture dated as of May 12, 2014 (the “Notes Supplemental Indenture”). The aggregate proceeds from the sale of the Notes, net of initial purchasers’ discounts and offering expenses, will be used, along with cash on hand and borrowings under the Company’s revolving credit facility, to finance the purchase, in previously announced tender offers, or the subsequent repurchase or redemption, of all of the outstanding 6.75% senior notes due 2015 (the “SCI 2015 Notes”) and all of the outstanding 7.00% senior notes due 2019 (the “SCI 2019 Notes”) of the Company and all of the outstanding 6.50% senior notes due 2019 of the Company’s wholly owned subsidiary, Stewart Enterprises, Inc. (“Stewart”) (the “STEI 2019 Notes” and, together with the SCI 2015 Notes and the SCI 2019 Notes, the “Existing Notes”).

A copy of the Notes Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the terms thereof is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

The initial purchasers of the Notes will resell the Notes in private transactions only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements under the Securities Act or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Registration Rights Agreement

On May 12, 2014, in connection with the sale of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offer to exchange the Notes for substantially similar notes that are registered under the Securities Act (the “Exchange Notes”) that evidence the same indebtedness and have terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer) or, in certain cases, file a shelf registration statement related to the resale of the Notes.

A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms thereof is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Supplemental Indentures Relating to the Existing SCI 2019 Notes and STEI 2019 Notes

On May 12, 2014, the Company announced that, as of 5:00 p.m., New York City time, on May 9, 2014 (the “Consent Payment Deadline”), it had received tenders for approximately (i) $63.0 million in aggregate principal amount of the outstanding SCI 2015 Notes (representing approximately 46.2% of the SCI 2015 Notes outstanding at the commencement of the tender offer) and (ii) $231.0 million in aggregate principal amount of the outstanding SCI 2019 Notes (representing approximately 92.4% of the SCI 2019 Notes outstanding at the commencement of the tender offer). As of the Consent Payment Deadline, Stewart had received tenders for approximately $155.7 million in aggregate principal amount of the outstanding STEI 2019 Notes (representing approximately 77.9% of the STEI 2019 Notes outstanding at the commencement of the tender offer). The Company has waived the closing condition to its tender offer for the SCI 2015 Notes that holders representing at least a majority of the outstanding SCI 2015 Notes tender their notes and provide related consents and that a supplemental indenture effecting the proposed amendments for which consents were sought be executed. The Company and Stewart have each accepted such respective Existing Notes for payment in accordance with the Offer to Purchase and Consent Solicitation Statement, dated April 28, 2014 (the “Offer to Purchase”).

On May 12, 2014, the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee, executed the Thirteenth Supplemental Indenture (the “SCI Existing Notes Supplemental Indenture”) to the indenture governing the SCI 2019 Notes (which amends such indenture with respect to the SCI 2019 Notes only and not any other series of notes issued thereunder) and the Company, Stewart, the guarantors party to the indenture governing the STEI 2019 Notes and U.S. Bank National Association, as trustee, executed the Third Supplemental Indenture (the “STEI Existing Notes Supplemental Indenture” and, together with the SCI Existing Notes Supplemental Indenture, the “Existing Notes Supplemental Indentures”) to the indenture governing the STEI 2019 Notes. The Existing Notes Supplemental Indentures eliminate most of the restrictive covenants and certain of the events of default contained in the indentures governing the SCI 2019 Notes and the STEI 2019 Notes, as applicable, and reduce the notice period required in connection with redemptions of the SCI 2019 Notes and the STEI 2019 Notes, as applicable, thereunder. The Existing Notes Supplemental Indentures became effective upon execution, and the amendments to the applicable indentures became operative on the Early Payment Date upon acceptance of and payment for the tendered Existing Notes by the Company and Stewart pursuant to the terms and conditions of the Offer to Purchase and the related Letter of Transmittal.

Copies of the SCI Existing Notes Supplemental Indenture and the STEI Existing Notes Supplemental Indenture are filed as Exhibit 4.2 and 4.3, respectively, to this Current Report on Form 8-K and the description of the terms thereof is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 to the extent applicable is incorporated herein by reference.

Item 8.01	Other Events.

On May 12, 2014, the Company issued a press release announcing that it had completed the sale of the Notes. A copy of this press release is attached as Exhibit 99.1 and incorporated by reference.

In addition, on May 12, 2014, the Company issued a press release announcing the early results for the tender offers. A copy of this press release is attached as Exhibit 99.2 and incorporated by reference.

In connection with the completion of the sale of the Notes, the Company is filing certain exhibits as part of this Form 8-K. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on our behalf. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets and our level of indebtedness adversely affecting our ability to raise additional capital to fund our operations.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2013 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

4.1	Twelfth Supplemental Indenture dated as of May 12, 2014 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.2
Thirteenth Supplemental Indenture dated of as May 12, 2014 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.3	Third Supplemental Indenture dated as of May 12, 2014 between Service Corporation International, Stewart Enterprises, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Registration Rights Agreement dated as of May 12, 2014 between Service Corporation International and the Representative of the Initial Purchasers.

99.1	Press release dated May 12, 2014.

99.2	Press release dated May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2014

Service Corporation International

By:	/s/ Gregory T. Sangalis
	Name:	Gregory T. Sangalis
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

4.1	Twelfth Supplemental Indenture dated as of May 12, 2014 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.2
Thirteenth Supplemental Indenture dated of as May 12, 2014 between Service Corporation International and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.3	Third Supplemental Indenture dated as of May 12, 2014 between Service Corporation International, Stewart Enterprises, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Registration Rights Agreement dated as of May 12, 2014 between Service Corporation International and the Representative of the Initial Purchasers.

99.1	Press release dated May 12, 2014.

99.2	Press release dated May 12, 2014.